Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Fourth Quarter Fiscal 2015 Results
Additional $13 Million Annualized Cost Reduction Action
Taken to Address Weak End-Market Conditions

Sioux Falls, S.D.-Mar. 11, 2015-Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the fourth quarter that ended January 31, 2015.
Noteworthy Items:

•	Successfully completed the strategic acquisition and integration of Integra Plastics;

•	Engineered Films legacy business was particularly strong in the quarter, leading to divisional operating income increasing 37 percent year-over-year;

•	Aerostar's focus on proprietary product lines led to operating margin reaching 17.6 percent and operating income increasing 85 percent year-over-year;

•	Applied Technology continued to experience challenging end-market conditions and these conditions are expected to persist at least until the end of fiscal 2016; and

•	Company takes additional restructuring actions to address the weak end-market conditions, $13 million of additional annualized cost reductions is expected.

Fourth Quarter Results:
Net sales for the fourth quarter of 2015 were $89.9 million, down 3.0 percent versus the fourth quarter of 2014. Excluding sales from contract manufacturing, fourth quarter net sales were $81.6 million, down 1.1 percent versus the fourth quarter of 20141.
Operating income for the fourth quarter of 2015 was $6.4 million, down $5.9 million or 48.1 percent versus the fourth quarter of 2014. Both the Engineered Films and Aerostar divisions grew operating income significantly in the fourth quarter, but this was more than offset by the decline in operating profit in the Applied Technology division and increased corporate expenses.
Net income for the fourth quarter of 2015 was $6.2 million, or $0.16 per diluted share, versus net income of $8.3 million, or $0.23 per diluted share, in last year's fourth quarter. Net income in the fourth quarter benefited from both a favorable discrete tax settlement ($1.0 million) and the extension of the federal research and development tax credit ($0.7 million). Combined, these two items contributed approximately $1.7 million in after-tax benefit to net income in the fourth quarter, equivalent to $0.05 per diluted share.

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

Balance Sheet and Cash Flow:
At the end of the fourth quarter of 2015, cash and cash equivalents totaled $52.2 million, down $14.4 million versus the third quarter. The sequential decline in cash was driven largely by the acquisition of Integra Plastics. Cash flow from operations was $14.4 million in the fourth quarter versus $15.6 million in the previous year’s fourth quarter. Capital expenditures were $4.2 million in this year’s fourth quarter, down $2.6 million versus the fourth quarter of 2014.
Engineered Films Division Fourth Quarter Results:
Net sales for Engineered Films were $40.9 million, up 14.8 percent year-over-year. The acquisition of Integra Plastics added approximately $5.6 million of sales in this year’s fourth quarter. Excluding the impact of the acquisition, net sales for the division were down slightly year-over-year.
Operating income was $4.6 million, up $1.2 million or 36.8 percent versus the fourth quarter of 2014. In the fourth quarter of last year, the division’s profit was negatively impacted by $0.8 million in warranty related costs. The balance of the increase in operating income was driven primarily by improvements in the legacy business as the Integra Plastics acquisition was slightly dilutive to earnings in the quarter. The division’s strong value engineering and reformulation efforts, together with a disciplined approach to pricing, led to the improved profitability versus the prior year.
“Looking ahead, we face significant headwinds within the energy market given the recent decline in oil prices. While this will challenge the sales development in the energy end-market for Engineered Films, we believe it will lead to a more favorable raw material cost environment for the overall division,” said Daniel Rykhus, president and CEO. “Although the timing of the energy market decline is unfortunate, the Integra Plastics acquisition was a key strategic move and has greatly improved our competitive positioning. By leveraging Integra’s significant capabilities and getting closer to the end customers, we will deliver improved returns over the long-term.”
Applied Technology Division Fourth Quarter Results:
Net sales for Applied Technology in the fourth quarter of 2015 were $26.5 million, down 27.3 percent versus the fourth quarter of 2014. The decline in sales has predominantly been driven by the significant contraction in demand across the division’s agricultural end-markets.
Operating income was $3.4 million, down $7.4 million or 68.4 percent versus the fourth quarter of 2014. The decline in operating income was driven principally by lower sales volume year-over-year, but also by $0.9 million of product life-cycle and warranty adjustments. Although the division initiated a $7 million annualized cost reduction during this year’s fourth quarter, the benefits of those actions were mostly delayed due to timing and offsetting severance payments.
According to Rykhus, “The decline in end-market demand for Applied Technology has been more pronounced than previous expectations and is worsening in the first quarter of fiscal 2016. Several OEMs are reducing production levels again and lowering their outlooks for the year. With historically high corn inventories, continued high input costs, and waning grower sentiment, we do not expect a rebound in demand until late in the year at best.”

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

Aerostar Division Fourth Quarter Results:
Net sales for Aerostar for the fourth quarter of 2015 were $24.6 million, up 2.9 percent versus the fourth quarter of 2014. Excluding sales from contract manufacturing, fourth quarter net sales were $15.8 million, up 20.9 percent versus the fourth quarter of 20141. The division’s focus on proprietary product lines is leading to significant new business, particularly within Vista Research which experienced substantial growth year-over-year in the fourth quarter.
Operating income was $4.3 million, up $2.0 million or 85.1 percent versus the fourth quarter of 2014. Operating margin improved significantly on strength within both situational awareness and aerospace and also from the benefits of continuing to run off the remaining contract manufacturing business.
Said Rykhus, “We are very pleased with the results of the Aerostar division in the fourth quarter. Growing the core business more than 20 percent and achieving an operating margin of nearly 18 percent gives us confidence in the future and confirms we are on the right strategic path. The division’s quarterly performance will continue to be somewhat lumpy and seasonally stronger in the second half of the year until we establish a broader and larger base of business. We expect to make progress to this end in fiscal 2016, but the first half of the year will be challenging.”
Fiscal 2015 Results:
Net sales for the full year were $378.2 million, down 4.2 percent versus last fiscal year. Excluding sales from contract manufacturing, fiscal year 2015 net sales were $351.2 million, up 1.8 percent versus the prior fiscal year1.
Operating income for fiscal 2015 was $43.8 million versus $64.0 million in 2014. Both the Engineered Films and Aerostar divisions grew operating income significantly in the year, but this was more than offset by the $22.4 million decline in operating profit in the Applied Technology division.
Net income for fiscal year 2015 was $31.7 million, or $0.86 per diluted share, versus net income of $42.9 million, or $1.17 per diluted share, in fiscal year 2014. Net income for fiscal year 2015 benefited from favorable discrete tax benefits. These contributed approximately $1.7 million in after-tax benefit to net income in the year, equivalent to $0.05 per diluted share. The extension of the federal research and development tax credit was largely neutral on a full-year basis with fiscal year 2014.
Restructuring:
As a result of the significant decline in the Applied Technology business and the expectation of continued end-market weakness for this division, the Company implemented a $13 million restructuring plan today to further lower its cost structure. The cost reduction covered all divisions and included the corporate offices, but was heavily weighted to Applied Technology. This action is in addition to a $2.5 million preemptive restructuring of the Engineered Films division in the fourth quarter that addressed the expected decline in demand in the energy sector, as well as the previously announced $7 million restructuring in Applied Technology. Together, all restructurings initiated in the fourth quarter of 2015 and the first quarter of 2016 total approximately $23 million on an annualized basis. The savings in fiscal year 2016 are expected to be approximately $20 million from these actions.
Said Rykhus, “The course to recovery starts now and it encompasses a multi-faceted approach that will lead to improved financial results. First, we need to make a dramatic and swift restructuring of our operations. These are never the actions a company wants to take, but they are completely necessary at this time to address the end market conditions we are facing and preserve the overall health of our business.”

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

“Second, we will leverage the underlying strengths of our Engineered Films and Aerostar divisions. Both continue to demonstrate strong profit growth profiles, and we expect this to accelerate with the investments we have made in these divisions. Next, we need to capitalize on the strength of our balance sheet position and pursue strategic acquisitions that are accretive to earnings in the first year.
“Lastly, we need to optimize our internal investments in each of our three operating divisions and ensure that we continue to invest in those projects with the greatest long-term growth potential. The combination of all these actions will make us stronger, more nimble, and more profitable. Through these actions we will protect our core as a company. We believe in the long-term prospects of each division, and we are not looking to add a new division or exit any of our three businesses. Each division plays an essential role in the course to recovery. When our end- market conditions recover, we will be well positioned for significant and rapid growth.”
Fiscal 2016 Outlook:
“Despite the near-term challenges that we are facing, the company’s financial objectives remain unchanged and we continue to target long-term growth in operating income of 10 to 12 percent,” said Rykhus. “For 59 years, we have demonstrated strength and persistence by never compromising our values and by making adjustments to the execution of our strategy as conditions change. We are making the difficult decisions today to address the current end-market weakness while prudently continuing to invest for the future. Fiscal 2016 will be a challenging year, with the first quarter being particularly challenged. With that said, the actions we are taking to adjust our cost structure, together with the underlying strength we have demonstrated in Engineered Films and Aerostar, give us confidence in the future. The long-term fundamentals of the markets we serve are strong and we believe we are on the course to return to growth rates consistent with our strategic objectives as market conditions improve.”
Regulation G:
The information presented in this earnings release regarding net sales excluding contract manufacturing sales and earnings before interest, taxes, depreciation, and amortization (EBITDA) do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.
Conference Call Information:
The Company will host an investor conference call to discuss fourth quarter fiscal 2015 results today, Wednesday, March 11, 2015, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast at www.RavenInd.com under the Investor Relations section. Analysts and investors are invited to join the conference call by dialing: 1-866-393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company's website.

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

About Raven Industries, Inc.:
Since 1956, Raven Industries has designed and manufactured high-quality, high-value technical products. Raven is publicly traded on NASDAQ (RAVN) and has earned an international reputation for innovation, product quality, high performance, and unmatched service. Raven’s purpose is to solve great challenges in areas of safety, feeding the world, energy independence and resource preservation. To realize this purpose, we utilize our strengths in engineering, manufacturing and technological innovation to serve the precision agriculture, high performance specialty films, aerospace and situational awareness markets. Visit www.RavenInd.com for more information.
Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, those relating to weather conditions and commodity prices, which could affect sales and profitability in some of the Company’s primary markets, such as agriculture, construction and oil and gas drilling; or changes in competition, raw material availability, technology or relationships with the Company’s largest customers, risks and uncertainties relating to development of new technologies to satisfy customer requirements, possible development of competitive technologies, ability to scale production of new products without negatively impacting quality and cost, and ability to finance investment and working capital needs for new development projects, as well as other risks described in the Company’s 10-K under Item 1A. This list is not exhaustive, and the Company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

1.
Net sales excluding contract manufacturing sales is a non-GAAP financial measure and excludes sales generated from contract manufacturing activities. Net sales excluding contract manufacturing sales is reconciled in the accompanying Regulation G tables.

2.
EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income, plus other expense/(income), plus income taxes, plus depreciation expense, plus amortization expense. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net sales. EBITDA is reconciled in the accompanying Regulation G tables.

Contact Information
Shaylee Healy, Investor Relations Manager
Raven Industries, Inc.
605-331-0371
Shaylee.Healy@ravenind.com

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2015	2014	Fav (Un)Change	2015	2014	Fav (Un) Change
Net sales	$89,866	$92,638	(3.0)%	$378,153	$394,677	(4.2)%
Cost of goods sold	68,383	66,875		274,907	275,323
Gross profit	21,483	25,763	(16.6)%	103,246	119,354	(13.5)%
Gross profit percentage	23.9%	27.8%		27.3%	30.2%

Research and development expenses	3,765	4,393		17,440	16,576
Selling, general and administrative expenses	11,304	9,010		42,005	38,784
Operating income	6,414	12,360	(48.1)%	43,801	63,994	(31.6)%
Operating income percentage	7.1%	13.3%		11.6%	16.2%

Other (expense), net	(90)	89		(300)	(371)
Income before income taxes	6,324	12,449	(49.2)%	43,501	63,623	(31.6)%

Income taxes	106	4,171		11,705	20,721
Net income	6,218	8,278	(24.9)%	31,796	42,902	(25.9)%

Net income (loss) attributable to the noncontrolling interest	25	—		63	(1)

Net income attributable to Raven Industries	$6,193	$8,278	(25.2)%	$31,733	$42,903	(26.0)%

Net income per common share:
- basic	$0.16	$0.23	(30.4)%	$0.86	$1.18	(27.1)%
- diluted	$0.16	$0.23	(30.4)%	$0.86	$1.17	(26.5)%

Weighted average common shares:
- basic	38,118	36,487		36,929	36,447
- diluted	38,285	36,763		37,103	36,645

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	January 31	January 31
	2015	2014
ASSETS
Cash, cash equivalents and short-term investments	$52,199	$53,237
Accounts receivable, net	56,576	54,643
Inventories	55,152	54,865
Other current assets	7,052	6,660
Total current assets	170,979	169,405

Property, plant and equipment, net	117,513	98,076
Goodwill and amortizable intangibles, net	70,638	30,430
Other assets, net	3,743	3,908
	$362,873	$301,819

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$11,545	$12,324
Accrued and other liabilities	20,298	17,495
Total current liabilities	31,843	29,819

Other liabilities	25,793	20,538
Shareholders' equity	305,237	251,462
	$362,873	$301,819

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Twelve Months Ended January 31,
	2015	2014
Cash flows from operating activities:
Net income	$31,796	$42,902
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,369	14,195
Other operating activities, net	10,918	(4,261)
Net cash provided by operating activities	60,083	52,836

Cash flows from investing activities:
Capital expenditures	(17,041)	(30,701)
Payments related to business acquisitions, net of cash acquired	(12,472)	—
Other investing activities, net	(473)	(914)
Net cash used in investing activities	(29,986)	(31,615)

Cash flows from financing activities:
Dividends paid	(18,519)	(17,465)
Payment of acquisition-related debt and revolving line of credit, net	(11,989)	—
Payment of acquisition-related contingent liabilities	(533)	(353)
Other financing activities, net	376	464
Net cash used in financing activities	(30,665)	(17,354)

Effect of exchange rate changes on cash	(470)	(233)

Net increase in cash and cash equivalents	(1,038)	3,634
Cash and cash equivalents at beginning of period	52,987	49,353
Cash and cash equivalents at end of period	51,949	52,987
Short-term investments	250	250
Cash, cash equivalents and short-term investments	$52,199	$53,237

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2015	2014	Fav (Un) Change	2015	2014	Fav (Un) Change
Net sales
Applied Technology	$26,458	$36,392	(27.3)%	$142,154	$170,461	(16.6)%
Engineered Films	40,879	35,622	14.8%	166,634	147,620	12.9%
Aerostar	24,593	23,899	2.9%	80,772	90,605	(10.9)%
Intersegment eliminations	(2,064)	(3,275)		(11,407)	(14,009)
Total Company	$89,866	$92,638	(3.0)%	$378,153	$394,677	(4.2)%

Operating income
Applied Technology	$3,425	$10,824	(68.4)%	$34,557	$57,000	(39.4)%
Engineered Films	4,637	3,389	36.8%	21,802	18,154	20.1%
Aerostar	4,317	2,332	85.1%	8,983	7,816	14.9%
Intersegment eliminations	49	(50)		163	(111)
Total segment income	$12,428	$16,495		$65,505	$82,859
Corporate expenses	(6,014)	(4,135)	(45.4)%	(21,704)	(18,865)	(15.0)%
Total Company	$6,414	$12,360	(48.1)%	$43,801	$63,994	(31.6)%

Operating income percentages
Applied Technology	12.9%	29.7%	(1,680bps)	24.3%	33.4%	(910bps)
Engineered Films	11.3%	9.5%	180bps	13.1%	12.3%	80bps
Aerostar	17.6%	9.8%	780bps	11.1%	8.6%	250bps
Total Company	7.1%	13.3%	(620bps)	11.6%	16.2%	(460bps)

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

RAVEN INDUSTRIES, INC.
ADJUSTED SALES REGULATION G RECONCILIATION[1]
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
			Fav (Un)			Fav (Un)
	2015	2014	Change	2015	2014	Change
Applied Technology
Reported net sales	$26,458	$36,392	(27.3)%	$142,154	$170,461	(16.6)%
Less: Contract manufacturing sales	1,515	2,400	(36.9)%	5,832	11,324	(48.5)%
Applied Technology net sales, excluding contract manufacturing sales	$24,943	$33,992	(26.6)%	$136,322	$159,137	(14.3)%

Aerostar
Reported net sales	$24,593	$23,899	2.9%	$80,772	$90,605	(10.9)%
Less: Contract manufacturing sales	8,794	10,829	(18.8)%	31,669	51,311	(38.3)%
Aerostar net sales, excluding contract manufacturing sales	$15,799	$13,070	20.9%	$49,103	$39,294	25.0%

Consolidated Raven
Reported net sales	$89,866	$92,638	(3.0)%	$378,153	$394,677	(4.2)%
Less: Contract manufacturing sales	10,309	13,229	(22.1)%	37,501	62,635	(40.1)%
Plus: Aerostar sales to Applied Technology	1,995	3,037	(34.3)%	10,553	12,877	(18.0)%
Consolidated net sales, excluding contract manufacturing sales	$81,552	$82,446	(1.1)%	$351,205	$344,919	1.8%

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Raven Industries Fourth Quarter 2015 Results
March 11, 2015

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
			Fav (Un)			Fav (Un)
Segments	2015	2014	Change	2015	2014	Change
Applied Technology (ATD)
Reported operating income	$3,425	$10,824	(68.4)%	$34,557	$57,000	(39.4)%
Plus: Depreciation and amortization	1,396	1,268	10.1%	5,569	4,332	28.6%
ATD EBITDA	$4,821	$12,092	(60.1)%	$40,126	$61,332	(34.6)%
ATD EBITDA % of Net Sales	18.2%	33.2%		28.2%	36.0%

Engineered Films (EFD)
Reported operating income	$4,637	$3,389	36.8%	$21,802	$18,154	20.1%
Plus: Depreciation and amortization	1,986	1,518	30.8%	6,096	5,808	5.0%
EFD EBITDA	$6,623	$4,907	35.0%	$27,898	$23,962	16.4%
EFD EBITDA % of Net Sales	16.2%	13.8%		16.7%	16.2%

Aerostar (Aero)
Reported operating income	$4,317	$2,332	85.1%	$8,983	$7,816	14.9%
Plus: Depreciation and amortization	908	674	34.7%	3,474	2,616	32.8%
Aerostar EBITDA	$5,225	$3,006	73.8%	$12,457	$10,432	19.4%
Aerostar EBITDA % of Net Sales	21.2%	12.6%		15.4%	11.5%

Consolidated Raven
Net income	$6,218	$8,278	(24.9)%	$31,796	$42,902	(25.9)%
Plus:
Other (income) expense	90	(89)		300	371
Income taxes	106	4,171		11,705	20,721
Operating income	$6,414	$12,360	(48.1)%	$43,801	$63,994	(31.6)%
Plus:
Depreciation expense	3,997	3,489	14.6%	14,761	12,449	18.6%
Amortization expense	834	442	88.7%	2,608	1,746	49.4%
EBITDA	$11,245	$16,291	(31.0)%	$61,170	$78,189	(21.8)%
EBITDA % of Net Sales	12.5%	17.6%		16.2%	19.8%

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